Exhibit 5.1

SCHONFELD & WEINSTEIN, L.L.P.
SAMUEL P. SCHONFELD (1927-1964)	ATTORNEYS AT LAW	TELEPHONE
JOEL SCHONFELD	80 Wall Street	(212) 344-1600
ANDREA I. WEINSTEIN*	Suite 815	FAX
MARK A. MACRON*	New York, New York 10005	(212) 480-0717
*ALSO ADMITTED IN NEW JERSEY	WWW.SCHONFELD-WEINSTEIN.COM	E-MAIL
joel@schonfeld-weinstein.com
andrea@schonfeld-weinstein.com
keywan@schonfeld-weinstein.com

October 24, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Re: Extreme Home Staging, Inc.

Ladies/Gentlemen:

We have acted as special counsel for Extreme Home Staging, Inc. (the “Company”) solely to render an opinion in connection with 3,113,333 shares of the Company's common stock, $.0001 par value (“Common Stock”), and 2,226,666 shares of the Company's Common Stock underlying four (4) series of stock purchase warrants being registered (“Warrants”) on behalf of certain selling shareholders in a registration statement on Form SB-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”).

In connection with this opinion, we have examined a draft of the Registration Statement. We have also examined private placement memoranda dated May 18, 2006 and July 18, 2007, respectively, and such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates and statements of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

1.	The 3,113,333 shares of the Company's Common Stock to be registered in the Registration Statement have been validly issued, fully paid and are non-assessable; and
2.
The 2,226,666 shares of the Company's Common Stock underlying the Warrants , if issued in accordance with the terms of the Warrants and the Registration Statement, shall be fully paid and non-assessable.

Our opinion is based solely with respect to the federal laws of the United States and the laws of the States of New York as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Schonfeld & Weinstein, L.L.P.
Date:  October 25, 2007

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